Exhibit No. 10.5
Las Vegas Railway Express, Inc.
Board of Directors
6650 Via Austi Parkway, Suite 170
Las Vegas, NV  89119

Gentlemen:

I herewith tender my resignation as Director of Las Vegas Railway Express, Inc., to take affect as of the date this resignation document is executed by my hand herein and/or upon the acceptance by the Board of Directors and/or upon the Election of my Successor.

Very truly yours,

Dated this 23rd day of April 2010
By: /s/Theresa Carlise
Theresa Carlise